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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                           For the month of June, 1995


                                  ISRAMCO, INC.
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               (Exact name of registrant as specified in charter)

                                    Delaware
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                            (State of Incorporation)

              800 Fifth Avenue, New York, New York 10021 Suite 21-D
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                    (Address of principal executive offices)

                                  212-888-0200
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                               (Telephone number)

                   0-12500                           13-3145265
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             Commission File No.                 IRS Employer ID No.


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Item 5.          Other Events

                 A. The Company has entered into an Option Agreement with M.H. Meyerson & Co., Inc. (attached hereto as Exhibit A). Pursuant to this Option Agreement, the Company granted to M.H. Meyerson & Co., Inc. an option to acquire 500,000 shares of the Company's Common Stock, par value $.01 per share at an option price of $2.00 for each share, exercisable for a period of one year. This option replaces the option previously held by M.H. Meyerson & Co., Inc. which expired March 16, 1995.

                 B. The Company has granted a Non-Statutory Stock Option to Hillel Peled for 20,000 shares of the Company's Common Stock, par value $.01 per share at an option price of $2.31 for each share, exercisable any time through August 16, 2003 and the Company has also granted a Non-Statutory Stock Option to Hillel Peled for 30,000 shares of the Company's Common Stock, par value $.01 per share at an option price of $1.37 for each share, exercisable any time through December 26, 1996 (attached hereto as Exhibit B). The options for Hillel Peled replace options which terminated when Mr. Peled resigned as a member of the Board of Directors.

Item 7.          Exhibits

                 Exhibit A - Option Agreement between the Company and M.H. Meyerson & Co., Inc.;

                 Exhibit B - Non-Statutory Stock Options between the Company and Hillel Peled.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                        Isramco, Inc.
                                                        (registrant)

   June 21, 1995                              By:  /s/  JOSEPH ELMALEH
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     (date)                                             Joseph Elmaleh
                                                        Chairman of the Board
                                                        Chief Executive Officer
                                                        Chief Financial Officer


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                                EXHIBIT INDEX


                 Exhibit A - Option Agreement between the Company and M.H. Meyerson & Co., Inc.;

                 Exhibit B - Non-Statutory Stock Options between the Company and Hillel Peled.